RULE 10f-3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Lehman Brothers Core Plus Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f-3 Procedures

1.   Name of Portfolio/Series:	Lehman Brothers Core Bond Fund

2.   Name of Issuer: AmeriCredit Automobile Receivables Trust
     2008-A-F

3.   Date of Purchase:	May 20, 2008

4.   Underwriters from whom purchased:	Deutsche Bank Securities Inc.

5.   Affiliated Underwriter managing or participating in underwriting
     syndicate:	Lehman Brothers Inc.

6.   Is a list of the underwriting syndicates members attached?
     Yes   X      No  ___

7.   Aggregate principal amount of purchase by all
     investment companies advised by the Adviser and all
     other accounts with respect to which the Adviser has
     management discretion and exercised such discretion
     with respect to the purchase:	67,000,000

8.   Aggregate principal amount of offering:		750,000,000

9.   Purchase price (net of fees and expenses):	100.00

10.  Date offering commenced:	May 20, 2008

11. Offering price at close of first day on which any sales were made: 100.00

12.  Commission, spread or profit:	0.225%				$_____/share



13.
Have the following conditions been satisfied?
											Yes          No
a.
The securities are:


part of an issue registered under the Securities Act of
1933 which is being offered to the public;						 X

part of an issue of Government Securities;


Eligible Municipal Securities;


sold in an Eligible Foreign Offering; or


sold in an Eligible Rule 144A offering


(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)



b.
(1) The securities were purchased prior
 to the end of the first day on which
any sales were made, at a price that is
 not more than the price paid by each
other purchaser of securities in that
offering or in any concurrent offering
of the securities (except, in the case
 of an Eligible Foreign Offering, for
any rights to purchase that are required
by law to be granted to existing
security holders of the issuer); OR							X



(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding
the day on which the rights offering terminates


c.
The underwriting was a firm commitment underwriting					X


d.
The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting
similar securities during the same
period (see attachment for comparison of
spread with comparable recent
offerings)										X


e.
The issuer of the securities, except for
 Eligible Municipal Securities, and its
predecessors, have been in continuous
operation for not less than three years							X


f.
(1) The amount of the securities, other
than those sold in an Eligible Rule 144A
Offering (see below), purchased by all
of the investment companies advised by
the Adviser, and by all other accounts
 with respect to which the Adviser has
investment discretion and exercised
such discretion with respect to the purchase,
did not exceed 25% of the principal
 amount of the offering; OR								X



											Yes		No


(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of
 the investment companies advised
by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:


(i)	The principal amount of the offering of
 such class sold by underwriters or
members of the selling syndicate to qualified
 institutional buyers, as
defined in Rule 144A(a)(1), plus



(ii)	The principal amount of the offering of
such class in any concurrent pubic
offering?



g.
(1) No affiliated underwriter of the Fund was
a direct or indirect participant in
or beneficiary of the sale; OR								X



(2) With respect to the purchase of Eligible
Municipal Securities, no affiliated
underwriter of the Fund was a direct or
indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?


h.
Information has or will be timely supplied
to the appropriate officer of the Fund
for inclusion on SEC Form N-SAR and
quarterly reports to the Board?								X



Approved:		Date:



Underwriting Syndicate Members


Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
Wachovia Capital Markets, LLC



Schedule G
Comparable Form

RULE 10f 3 REPORT FORM

Additional Information regarding Item (g)   commission or spread
comparable recent
offerings:



							Comparison # 1 	Comparison # 2 	Comparison # 3 	Comparison # 4

Security						AMCAR 2008-AF	VALET 2008-1	DCAT 2008-B

Date Offered						5/18/08		5/1/08 		5/5/08

Offering Price 						100		100		100

Spread ($)

Spread (%)						3.5% Paid to 	4.9% Paid to	8.33% Paid to
							Co-Manager	Co-Manager	Co-Manager

Type of Security					CMO		CMO		CMO


Rating or Quality					Aaa/AAA/AAA 	Aaa/AAA		Aaa/AAA

Size of Issue						750 MIL USD	1.1 BIL USD	1.58 BIL USD

Total Capitalization of 				18.7 BIL USD	3.5 BIL USD	18 BIL USD
Issuer





Note: Minimum of two comparisons must be completed for each purchase.

B-1